Exhibit 10.1

Purchase Agreement

THIS AGREEMENT, made as of this 29th day of August, 2001, by and between ENVIRONMENTAL MONITORING AND TESTING CORPORATION , a Delaware Corporation, having an address of 825 Main Street south, New Ellenton, South Carolina 29809 (herinafter referred to as "Seller") and PROSONIC CORPORATION, an Ohio corporation,having an address of 117 Industry Road, Marietta, Ohio 45750 (hereinafter referred to as "Purchase").

WITNESSETH:

1. The Property. Seller hereby agrees to sell and Purchaser agrees to buy that certain real estate located at 825 Main Street South, New Ellenton, Aiken County, South Carolina, mor particularly described in Exhibit A attached hereto and made a part hereof; together with all easements, rights and appurtenances thereto belonging, including, without limitation, minerals, oil, gas, coal and timber rights, subsurface or in the air, and all buildings and other improvements situated thereon.

2. Purchase Price. The purchase price for the property shall be ONE HUNDRED EIGHTY THOUSAND DOLLARS ($180,000.00) and shall be paid to Seller in cash at the time of closing, less the earnest money deposit. Seller acknowledges the receipt of ONE THOUSAND DOLLARS ($1,000.00) as earnest money deposit upon execution of this Agreement which shall be applied against the purchase price at closing.

3. Closing. Subject to the other terms and conditions of this Agreement, the closing shall take place at a location mutually acceptable to the parties herein on or before December 31, 2001 or such later date as may be agreed by the parties.

4. Deed. Seller shall convey the Property to Purchaser by a Warranty Deed warranting the same to be free from all liens and encumbrances whatsoever, except taxes and assessments for the current year, which shall be prorated at the date of closing, and subject to rights of way and easements, leases, conditions and restrictions of records, and zoning ordinances.

5. Taxes and Assessments. Seller shall be responsible to pay all real estate taxes and assessments which are a lien prorated through the date of Closing. Purchaser shall pay all taxes and installments of assessments which may become cue and payable following the Closing Date.

6. Risk of Loss; Destruction of Improvements. Until the closing hereunder, Seller shall bear the entire risk of loss with respect to the property. Seller shall keep all buildings and improvements on the property insured in an amount at least equal to the purchase price set forth in this Agreement. In the event the buildings and improvements on the property are destroyed or materially damaged between the date of this Agreement and the delivery of a Warranty Deed, the Agreement shall be terminated at the option of Purchaser and shall have no further effect and neither party shall have any further liability under this Agreement to the other.

7. Purchaser's Conditions.

A. Seller shall, at Seller's sole cost and expense, furnish Purchaser with a Commitment to Issue Title Insurance from Lawyers Title Insurance Corporation (the "Commitment") which shall be delivered to Purchaser within twenty-one (21) days after execution of this Agreement. The Commitment shall indicate that a special tax search was conducted.

Purchaser shall have ten (10) business days from redeipt of the Commitment to approve or disapprove the Commitment.

In the event of a defect in title, Seller shall have thirty (30) days after notice thereof to remove the title defect and to provide Purchaser with evidence thereof. In the event Seller is unable or unwilling to remove said title defect, Purchaser may either (a) accept title to the Property subject to such title defect and complete the transaction without diminution of the Purchase Price, or (b) terminate this Agreement by written notice to Seller and thereupon Purchaser shall recover all documents and funds paid or deposited hereunder, Seller shall pay all costs incurred for the title search and commitment and the parties shall be relieved of any further liability hereunder.

Seller shall furnish an Owner's Policy of Title Insurance, with standard exceptions deleted, unless waived by Purchaser, in the amount of the Purchase Price showing title good in Purchaser at the time of closing, subject to the permitted exceptions. The premium for said title policy shall be shared equally between Seller and Purchaser.

B. Purchaser shall have ninety (90) days from the date of this Agreement to perform its due diligence process including, but not limited to, a complete title search of the Property and inspection of the Property and all improvements thereon. Upon Purchaser's completion of its due diligence process, Purchaser shall have the right to terminate this agreement by giving written notice to Seller of its intention not to purchase the property. In the event Purchaser terminates this agreement as provided herein, all of the provisions of this agreement shall terminate. Upon such termination, neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except that the earnest money deposit shall be returned to Purchaser forthwith.

C. Seller shall permit Purchaser, its authorized agents or representatives, to enter upon the premises at all reasonable times during normal business hours to inspect and conduct all testing it deems necessary. At any time during the inspection period after the effective date of the agreement, Purchaser shall bear the cost of all inspections and tests. Seller agrees to allow Purchaser, its authorized agents or representatives to inspect copies of all environmental reports, property maps and studies prepared for the benefit of Purchaser, assessments (special or otherwise), statements, ad valorem and personal property tax bills, notices or corr4spondence from governmental entities with respect to the premises (collectively, the "Documents"), if any, which are in Seller's possession or readily available to Seller. Seller agrees to provide to Purchaser, its authorized agents or representatives, copies of all environmental reports in its possession upon execution of this agreement and upon completion of any environmental inspection, Purchaser agrees to provide Seller with a copy of said environmental report.

Purchaser shall be entitled to terminate this agreement by giving written notice to Seller of its intention not to purchase said property due to the environmental condition of the property. In the event Purchaser terminates this agreement, as provided herein, all of the provisions of the agreement shall terminate. Upon such termination, neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except that the earnest money deposit shall be returned to Purchaser forthwith.

D. There shall be no breach or violation of the representations and warranties made by Seller under this Agreement as of the Closing.

E. Purchaser has successfully negotiated purchase money financing of the Purchase Price.

F. Seller covenants and agrees not to sell, option, lease, place any liens upon, or otherwise encumber the property or any part thereof, nor will Seller solicit or entertain any offer from or engage in discussions or otherwise negotiate with or provide information to any part other than Purchaser, with respect to the sale or other disposition of the property, from the effective date of the Agreement until such time asthis Agreement is terminated for any reason or this transaction closes as hereinabove set forth.

8. Notices. Any notices required or permitted to be given under the provisions of this Agreement shall be in writing and shall be given either by hand delivery or by certified mail, return receipt requested, addressed to the respective parties as follows:

If to Seller: Environmental Monitoring and Testing Corporation

4830 Pine Tree Drive

Boynton Beach, FL 33436

Attn: Mr. Vincent Ferri, President

If to Purchaser: PROSONIC Corporation

117 Industry road

Marietta, OH 45750

Attn: Mr. James T. Turner, President

9. Default.

A. In the event Seller violates or fails to perform any of the terms or conditions of this Agreement, then at the election of the Purchaser: (i) the deposit and all interest accrued thereon shall be paid to and retained by Purchaser and Purchaser may pursue any and all rights available for damages; or (ii) Purchaser may enforce this Agreement and pursue any and all remedies available at law or in equity, including, but not limited to, a suit for a specific performance.

B. In the event Purchaser violates or fails to perform any of the terms or conditions of this Agreement, then at the election of Seller: (i) the deposit shall be paid to and retained by Seller as liquidated damages for the breach of this Agreement; or (ii) Seller may enforce this Agreement and pursue any and all remedies available at law or in equity including, but not limited to, a suit for a specific performance.

10. Merger of Understanding. All understandings, prior negotiations and agreements with respect to the property and related transactions subject herein are hereby merged into this Agreement, which alone filly and completely expresses the entire agreement of Seller and Purchaser. Any and all prior agreements, discussions and negotiations, whether oral or written, are hereby expressly superseded by this Agreement.

11. Governing Law. This Agreement shall be governed by the laws of the State of Ohio without regard to principles of conflicts of law.

12. Assignment. This Agreement shall not be assigned without the prior written consent of Seller except that Purchaser may assign this Agreement to a corporation, partnership or limited liability company formed by Purchaser for the purpose of purchasing subject property.

13. General Provisions.

A. No waiver by purchaser or Seller of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

B. This Agreement may not be altered, amended, changed, waived, terminated, or modified in any respect or particular unless the same shall be in writing and signed by or on behalf of both the Seller and the Buyer.

C. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

D. The Seller and Buyer agree that TIME IS OF THE ESSENCE with regard to all of the obligations under this Agreement. No extension of any time period shall be binding unless in writing and signed by the parties hereto.

E. All representations, covenants, warranties and promises to perform herein contained shall survive closing hereunder, except as otherwise expressly stated.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signed and acknowledged SELLER

In the presence of. ENVIRONMENTAL MONITORING &

TESTING CORPORATION

/s/ Jill Abraham By: /s/ Vincent A. Ferri

/s/ Jonathan L. Shepard Vincent A. Ferri, President

Signed and acknowledged PURCHASER

In the presence of PROSONIC CORPORATION

/s/ Sheila Huck By: /s/ James T. Turner

/s/ Patricia Huck James T. Turner, President

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 29TH day of August, 2001, by Vincent Ferri, President of Environmental Monitoring & Testing Corp., o behalf of the corporation, the Seller hereunder.

OFFICIAL NOTARY SEAL

BONNIE ] PHILLIPS

NOTARY PUBLIC STATE OF FLORIDA

COMMISSION NO. DD048351

MY COMMISSION EXP. AUG. 22,2005

/s/ Bonnie J. Phillips, Notary Public

STATE OF OHIO

COUNTY OF WASHINGTON

The foregoing instrument was acknowledged before me this 28th day of August, 2001, by James T. Turner, President of PROSONIC Corporation, on behalf of the corporation, the Purchaser hereunder.

/s/ Patricia Huck, Notary Public

PATRICIA HUCK, Notary Public

In and For the State of Ohio

My Commission Expires July 9, 2002

Exhibit 10.2

Addendum to Purchase Agreement

THIS ADDENDUM, dated this 7th day of September, 2001, to Purchase Agreement dated August 29, 2001, by and between Environmental Monitoring and Testing Corporation, a Delaware Corporation ("Seller") and PROSONIC Corporation, an Ohio corporation ("Purchaser").

The parties agree as follows:

1. This Addendum amends and supercedes the purchase agreement between the Purchaser and Seller dated August 29, 2001 (the "Purchase Agreement"), with respect to real property located at 825 Main Street, South New Ellenton, Aiken County, South Carolina, as more particularly described in Exhibit A to the Purchase Agreement (the "Property").

2. Section 2 of the Purchase Agreement is amended to read in its entirety as follows:

"2. Purchase Price. The purchase price for the Property shall be One Hundred Eighty Thousand Dollars ($180,000) and shall be paid to Seller in cash at the time of closing. Seller acknowledges the receipt from Purchaser of Nine Thousand Dollars ($9,000) as a deposit paid upon execution of this Agreement. The deposit shall be applied against the purchase price of the Property at closing. The deposit shall be deposited in an escrow account with the title company to be selected by Seller in accordance with Section 7.A."

3. Section 7.A. Of the Purchase Agreement is amended to read in its entirety as follows:

"Seller shall, at Seller's sole cost and expense, furnish Purchaser with a Commitment to Issue Title Insurance from a reputable title insurance company to be selected by Seller (the "Commitment"). The Commitment shall be delivered to Purchaser within twenty-one (21) days after execution of this Agreement. The Commitment shall indicate that a special tax search was conducted. Purchaser shall have ten (10) business days from receipt of the Commitment to approve or disapprove the Commitment. In the event that the Purchaser disapproves the Commitment, or if Purchaser does not purchase the Property for any reason whatsoever, then the Seller may deduct the cost paid or payable by Seller to purchase the Commitment from the escrow deposit paid by Purchaser pursuant to Section 2 hereof."

4. The last sentence of the last paragraph of Section 7.A. shall be amended to read as follows:

"The premium for said title policy shall be paid by the Purchaser."

5. Section 7.B. is amended by changing, in the first sentence of the paragraph, the words "ninety (90) days" to "seventy-five (75) days."

6. Section 11 is amended by substituting the State of South Carolina for the State of Ohio.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Signed and acknowledged SELLER

In the presence of ENVIRONMENTAL MONITORING AND

TESTING CORPORATION

/s/ illegible By: /s/ Vincent Ferri

/s/ illegible Vincent Ferri, President

Signed and acknowledged PURCHASER

In the presence of PROSONIC CORPORATION

/s/ illegible By: /s/ Rudolph John Lehman

/s/ Patricia Huck Rudolph John Lehman, CEO

STATE OF FLORIDA

COUNTY OF PALM BEACH

The foregoing instrument was acknowledged before me this 13th day of September, 2001, by Vincent Ferri, President of Environmental Monitoring and Testing Corporation, on behalf of the corporation, the Seller hereunder.

/s/ Jeff Raybin, Notary Public

Jeff Raybin

Commission # 00890720

Expires Nov 28, 2003

STATE OF OHIO

COUNTY OF WASHINGTON

The foregoing instrument was acknowledged before me this 7th day of September, 2001, by Rudolph John Lehman, CEO of PROSONIC Corporation, on behalf of the corporation, the Purchaser hereunder.

/s/ Patricia Huck, Notary Public

PATRICIA HUCK, Notary Public

In and For the State of Ohio

My Commission Expires July 9, 2002

Exhibit 10.3

Agreement for Purchase and Sale of Drilling Assets of

Environmental Monitoring and Testing Corporation

This agreement dated December 21, 2001, is between Environmental Monitoring and Testing Corporation ("EMTC") 825 Main Street South, New Ellenton, South Carolina 29809, hereby known as "seller" and Prosonic Corporation, 117 Industry Road, Marietta, Ohio 45750, hereby known as "buyer."

The parties hereby agree that the seller wishes to sell, and the buyer wishes to buy the drilling assets of EMTC. The agreed upon purchase price of said drilling assets is $90,000. Said payment to be paid to EMTC on or before December 31, 2001.

The parties agree that the drilling assets of EMTC are as described in the attached Exhibit A and made a part of this agreement. Both parties acknowledge that the items listed on said Exhibit A were inspected and counted by representatives of both parties on or before December 20, 2001. The parties further agree that due to the difficulties of counting the various tooling items that the numbers may have discrepancies. Both parties agree that the count of drilling tooling has been performed to the best of the parties' abilities and incorporated into Exhibit A. There are no warranties, expressed or implied, on the drilling assets of EMTC. Said assets are being sold "as is/where is."

Signatures to this agreement acknowledge that they are empowered by their respective companies to bind these respective companies to this agreement. Buyer hereby acknowledges that upon acceptance and execution of this agreement, seller will be notifying its employees of the sale of EMTC.

Read, agreed, accepted

For Environmental Monitoring and Testing Corporation For Prosonic Corporation

/s/ Vincent A. Ferri /s/ James Turner

President President

Date: 12/21/2001 Date: 12/21/01